UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 1, 2016

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2016, Glu Mobile Inc. (“Glu”), through Comet Transfer Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu (“Sub”), acquired shares (the “Shares”) representing approximately 80.6% of the issued and outstanding voting power of Crowdstar Inc., a Delaware corporation (“Crowdstar”), pursuant to a Stock Transfer Agreement (the “Transfer Agreement”) by and among Glu, Sub, Time Warner Inc. (“Time”), Intel Capital Corporation (“Intel”) and certain other stockholders (the “Participating Holders”) of Crowdstar (the “Acquisition”).  Crowdstar, which is based in Burlingame, California, employs approximately 90 people and develops fashion and home decor genre games for mobile devices.

Pursuant to the terms of the Transfer Agreement, Glu, through Sub, paid approximately $40.8 million in cash to the Participating Holders in exchange for the Shares, which amount was based on an enterprise value for Crowdstar of approximately $45.5 million.  Following the Acquisition, Sub exercised its right, as the holder of a majority of each of the preferred stock and the capital stock of Crowdstar, to appoint each of the five members of the board of directors of Crowdstar.  In addition, certain drag-along provisions (the “Drag-Along”) specified in a voting agreement by and among Crowdstar, Time, Intel, and certain other stockholders of Crowdstar were triggered.  Pursuant to the terms of the Drag-Along, certain other stockholders of Crowdstar (the “Drag Holders”) are required to tender their Crowdstar capital stock to Sub on the same terms as the Participating Holders.  Glu expects to pay approximately $4.5 million in cash to the Drag Holders in connection with the Drag-Along, and expects to own approximately 98.5% of the issued and outstanding voting power of Crowdstar following full implementation of the Drag-Along.  Glu intends to acquire 100% of the outstanding voting power of Crowdstar as soon as practical once the Drag-Along is complete.

The above description of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, which is filed as Exhibit 2.01 to this report and incorporated herein by reference.

The inclusion of the Transfer Agreement with this report is not intended to provide investors with factual information other than the fact of the terms and conditions of the Transfer Agreement.  The representations and warranties included in the Transfer Agreement were made by the parties for the purposes of allocating contractual risk among them and not as a means of establishing facts (and as such are subject to different standards of materiality).  Only the parties to the Transfer Agreement and specified third-party beneficiaries have a right to enforce the Transfer Agreement or to rely on the representations it contains.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2016, Glu issued a press release announcing its financial results for the third quarter ended September 30, 2016.  A copy of the press release is attached as Exhibit 99.01 to this report.

The information in this Item 2.02, including Exhibit 99.01 to this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by Glu with the Securities and Exchange Commission, whether made before or after the date of this report, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, Niccolo de Masi, the current Chief Executive Officer of Glu, was appointed by the Glu Board of Directors (the “Board”) to serve as Glu’s Executive Chairman. In connection with his appointment as Executive Chairman, Mr. de Masi resigned from the positions of President and Chief Executive Officer of Glu though he will continue to serve as Glu’s principal executive officer through November 10, 2016.  The Board also approved on November 1, 2016 the appointment of Glu’s President of Global Studios, Nick Earl, to serve as Glu’s President and Chief Executive Officer, effective November 10, 2016.

Mr. Earl has served as Glu’s President of Global Studios since November 2015.  Mr. de Masi has served as Glu’s President and Chief Executive Officer and as one of Glu’s directors since January 2010.  Additional biographical information about Messrs. Earl and de Masi is available in Glu’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2016 (the “Proxy Statement”).

The compensation terms of Mr. Earl’s appointment have not yet been finalized.  Glu will file an amendment to this Current Report on Form 8-K when such terms have been finalized.

In connection with his appointment as Executive Chairman, Glu and Mr. de Masi entered into an Executive Chairman Agreement (the “Agreement”) which has a three-year term.  While serving as Executive Chairman pursuant to the Agreement, Mr. de Masi will receive a salary based on an annual amount of $375,000, applicable to any such period Mr. de Masi serves solely as the Executive Chairman or otherwise serves as a member of the Board, except that to the extent that Mr. de Masi also serves as Glu’s “principal executive officer,” he will be paid additional salary based on an annual rate of $75,000 for the periods in which he also serves as the principal executive officer.  These amounts will be payable in accordance with Glu’s normal payroll practices.  Mr. de Masi will no longer be eligible for any annual cash incentive bonus.

Mr. de Masi’s outstanding options and restricted stock units (“RSUs”) will continue to vest in accordance with their applicable vesting schedules. Provided that Mr. de Masi is not otherwise employed by another company or entity, he will continue to be eligible to participate in the employee benefit plans currently and hereafter maintained by Glu of general applicability to other executive officers pursuant to the eligibility requirements, terms and conditions of such plans, but in all cases on terms no less favorable than provided to any other officer of Glu.  However, Mr. de Masi will not be eligible to receive future grants of Glu equity awards or severance benefit, including under any plan or program generally available to Glu’s executive officers.  Mr. de Masi will continue to be covered by the indemnification agreement entered into between him and Glu entered into on October 24, 2013.

In addition, shares of Glu common stock held as of the effective date of the agreement by Mr. de Masi (including shares subject to outstanding options and RSUs) are subject to sale and transfer restrictions during the term of the Agreement with such restrictions lapsing over time and upon certain events (as described more fully in the Agreement).

In addition, if Mr. de Masi’s employment is terminated other than for cause, death or disability, prior to the third anniversary of the Agreement, or if he voluntarily resigns at the request of the Board, and provided he executes a general release in favor of Glu, he will be entitled to the following benefits under the terms of the Agreement:

•                  Any then unearned portion of his salary, payable based on an annual amount of $375,000, had he continued to provide services Glu through the third anniversary of the Agreement, payable in a lump sum.

•                  In addition to the shares subject to options and RSUs held by Mr. de Masi that are vested and exercisable in accordance with their terms prior to Mr. de Masi’s termination, each other unexpired award held by Mr. de Masi shall become fully vested and exercisable through all vesting tranches that would otherwise occur prior to November 16, 2019.

•                  Subject to Mr. de Masi’s eligibility for and timely and proper election of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and any comparable state law providing for continuation of group health benefits, Mr. de Masi’s then effective group health benefits for Executive and Executive’s COBRA eligible dependents shall be continued at Glu’s cost for all premiums under COBRA for the balance of the period until the third anniversary of the Agreement.

There is no arrangement or understanding with any person pursuant to which Mr. Earl was appointed as Glu’s President and Chief Executive Officer or Mr. de Masi as Glu’s Executive Chairman, and there are no family relationships between Messrs. Earl and de Masi and any director or executive officer of Glu. Additionally, other than the indemnification agreements entered into with all of Glu’s directors and executive officers, and the compensation arrangements that are described in the Proxy Statement under the headings “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation,” since January 1, 2015, there are no transactions or series of similar transactions that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.01                        Stock Transfer Agreement by and among Glu, Time, Intel and certain other stockholders of Crowdstar, dated November 2, 2016.

10.01                 Executive Chairman Agreement by and between Glu and Niccolo de Masi, dated November 2, 2016.

99.01                 Press release issued by Glu regarding its financial results for the third quarter ended September 30, 2016, dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: November 3, 2016	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel